Exhibit 10.2

COMMON STOCK PURCHASE AGREEMENT

Private and Confidential

THIS COMMON STOCK PURCHASE AGREEMENT, (the "Agreement") made as of the last executed date below (the Effective Date"), by and among BT2 International, Inc. an entity with a principle address of 1117 Desert Lane, Suite 2067, Las Vegas, NV 89102 (the "Buyer") and Belmont Partners, LLC a Virginia limited liability company with a principal address of 360 Main Street, Washington Virginia 22747 ("Seller"), and Clopton House Corporation a FormlO vehicle organized in the state of Delaware (the "Company") and Escrow, LLC ("Escrow Agent") (Buyer, Seller and Company each a "Party" and collectively the "Parties").

W I T N E S S E T H:

WHEREAS, the Seller owns a majority of the issued and outstanding capital stock of the Company; and

WHEREAS, the Buyer wishes to purchase a control block of stock consisting of one hundred thousand (100,000) shares representing one hundred percent of the issued and outstanding capital stock of the Company (the "Stock");

NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, and subject to the terms and conditions hereof, the Parties agree as follows:

1.             Agreement to Purchase and Sell. Seller will sell to Buyer and Buyer agrees to purchase the Stock in exchange for:

a)   fifty thousand U.S. dollars ($50,000.00) together with two hundred U.S. dollars representing Buyer's half of the Escrow Fees (the "Purchase Price"), to be paid to Seller according to the terms and conditions set forth in Section 3 herein; and,

b)   three percent (3%) of the issued and outstanding common stock of the Company according to the terms and conditions set forth in Section 3(e) herein (the "Position").

2.   Closing. On or about five (5) business days from the Effective Date (the "Closing") the

Parties shall perform, in order:

a)   Buyer shall deliver to Seller a copy of this Agreement executed by Buyer;

b)    Seller shall deliver a fully executed copy of this Agreement to Buyer;

c)    The Escrowed Funds (defined in Section 3(a) herein) shall be released to Seller;

d)    Seller shall cause the board of directors of the Company to execute a resolution approving the terms of this Agreement through which all current Director's of the Company resign and Buyer, or Buyer's designee, is appointed as a Director of the Company (the "Appointment");

e)   Buyer shall deliver to Seller a resolution of the board of directors of the Company and Irrevocable Transfer Agent Instructions to effectuate performance of Sections 1(b) and 3(e) of this Agreement (the "Board Resolution");

f)   Buyer shall deliver to Seller a resolution of the majority shareholders of the Company to effectuate performance of Section 1(b) and 3(e) of this Agreement (the "Shareholder Resolution");

g)   Seller shall deliver to Buyer the Appointment;

h)    Seller shall deliver to Buyer, to the extent reasonably available to Seller, and after the full performance of Section 3(a), true and correct copies of the Company's business, financial and corporate records including but not limited to: correspondence files, bank statements, checkbooks, minutes of shareholder and directors meetings, financial statements, shareholder listings, stock transfer records, agreements and contracts; and,

i)    Seller shall deliver to Buyer, as soon as practicable after the full performance of Sections 2(a) through 2(g) herein, the stock certificates) evidencing the Stock

3.   Payment Terms.

a)    Buyer shall place a deposit of ten thousand U.S. Dollars ($10,000.00) into an escrow account with Escrow, LLC (the "Escrow Agent") on behalf of the Seller (the 'Deposit") on the Closing date. The balance of the Purchase Price (the "Balance") shall be due and payable on the following dates (each a "Maturity Date", collectively the "Maturity Dates"):

(i)          Payment in the amount of five thousand U.S. dollars ($5,000.00) on or before forty five (45) days from the Effective Date;

(ii)         Payment in the amount of five thousand U.S. dollars ($5,000.00) on or before seventy five (75) days from the Effective Date;

(iii)        Payment in the amount of five thousand U.S. dollars ($5,000.00) on or before one hundred five (105) days from the Effective Date;

(iv)        Payment in the amount of five thousand U.S. dollars ($5,000.00) on or before one hundred thirty five (135) days from the Effective Date;

(v)         Payment in the amount of five thousand U.S. dollars ($5,000.00) on or before one hundred sixty five (165) days from the Effective Date;

(vi)        Payment in the amount of fifteen thousand U.S. dollars ($15,000.00) on or before two hundred fifty five (255) days from the Effective Date.

b)    Wire transfer of all payments hereunder shall be made on or before each payment's respective Maturity Date by wire transfer of immediately available funds to Seller's account as follows:

Bank Name:	Rappahannock National Bank
7 Bank Road
Washington, Virginia 22747
Account Name:	Belmont Partners, LLC
Account Number:	1089129
Routing Number:	051402974

c)   The Purchase Price may be prepaid in whole or in part at any time, at the option of Buyer without premium or penalty.

d)   If at anytime during the term of this Agreement Buyer shall fail to pay a payment on or before the payment's respective Maturity Date, all outstanding principal, any accrued and unpaid interest and any other amounts due hereunder shall bear an interest rate of eighteen percent (18%) per annum from the day such interest is due hereunder through and including the final day of payment of all outstanding principal, accrued interest and other amounts due hereunder. The payments of interest hereunder shall not be required to the extent that receipt of any such interest by the Seller would be contrary to provisions of law applicable to the Seller limiting the maximum rate of interest that may be charged or collected by the Seller.

e)    Stock Position.

(i)            In consideration of the benefits provided to the Company hereby, Company shall issue and deliver to Seller, such fully paid, non-assessable restricted shares of the Company's common stock equal to a three percent (3%) post Vend-in of I.P. ownership interest in the Company (the Position"). The Position shall be based on the capital structure of the Company post Vend-in of I.P. (taking into account any and all shares issued relating to the Vend-in of I.P., initial contracts, and initial acquisition of any assets), post reverse stock split (if any), post initial financing, and after any other initial issuance of stock (including issuance to the Company's directors and/or officers). Buyer shall take all steps necessary to fully effectuate the provisions of this Section 3.

(ii)           Certificate evidencing the Position shall be issued and delivered to the Seller immediately following the actions anticipated by Section 3(e)(i) herein (the "Actions"), but in no case later than eleven (11) months following the Effective Date hereof. In the event that all Actions have not been completed by the eleventh month anniversary of this Agreement, Seller shall transfer to Buyer shares comprising the Position on that date and shall issue additional shares as necessary following completion of the Actions.

(iii)           The Shareholder Resolution whereby the majority of the shareholders of the Company agree to the issuance of the Position.

(iv)           The effective date of all Shares transferred pursuant to this Section 3 shall be the Effective Date of this Agreement and shall be memorialized on the face of the certificates evidencing such shares.

f)   The Parties acknowledge and agree that the Position shall be newly issued, restricted common shares of the Company. Buyer agrees for himself and on behalf of the Company to accept as valid any legal opinion of Seller's counsel regarding the removal of restrictions from the Position. In the event that, in one year from the date of the execution of this Agreement, the Position can not be sold in accordance with Rule 144 of the Securities Act of 1933, the Seller shall have demand registration rights on such Position at such time. In the event that Buyer does not provide the removal of restrictions from the shares comprising the Position in accordance with Rule 144, does not recognize any opinion of Seller's counsel regarding the removal of such restrictions, or does not register such shares, the Company and the Buyer, jointly and severally, shall pay to Seller liquidated damages in the amount of the bid price per share as of the one year anniversary of this Agreement (as reported by the national market on which the shares trade) multiplied by the number of shares in the Position. The Parties agree that the liquidated damages hereunder are not a penalty.

g)    In consideration of the benefits provided to the Company hereby, Company and Buyer agree to be jointly and severally liable for all amounts due hereunder and all other obligations of this Stock Purchase Agreement.

4.   Post Closing Items. Seller agrees to assist Buyer with filing an amendment to the Company's Articles of Incorporation to change the Company's name and decrease the authorized shares with the state of Delaware and possibly re-domiciling the Company to the State of Nevada.

5.   Default. The following conditions or events shall constitute events of default ( Event(s) of "Default"):

a)   if the Buyer shall default in the performance of or compliance with any term contained in this Agreement;

b)   if the Buyer shall be in breach or otherwise default in the performance of, or compliance with, any other term contained herein and such breach or default is not remedied within three (3) days of either:

(i)           an officer of the Buyer obtaining knowledge of such default;

(ii)           Buyer's Notification of such default; such notification shall be effective upon the mailing of such Notification to Buyer's last address;

c)   if any representation or warranty made in writing by or on behalf of the Buyer herein or in any instrument furnished in compliance with or in reference hereto or otherwise in connection with the transactions contemplated hereby shall prove to have been false or incorrect in any material respect on the date as of which made;

d)   if the Buyer or any Subsidiary shall be in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or interest on any indebtedness with a principal amount in excess of fifty thousand dollars ($50,000.00) (other than this Agreement) or in the performance of or compliance with my term of any evidence of any such indebtedness or of any mortgage, indenture or other agreement relating thereto the effect of which is to cause such indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment, and such default, event or condition shall continue for more than the period of grace, if any, specified therein and shall not have been waived pursuant thereto;

e)    if the Buyer or any Subsidiary shall:

(i)    be generally not paying its debts as they become due;

(ii)   file, or consent by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction;

(iii)          make an assignment for the benefit of its creditors;

(iv)         consent to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property;

(v)   be adjudicated an insolvent or be liquidated; or

(vi)          take corporate action for the purpose of any of the foregoing;

f)    if a court or governmental authority of competent jurisdiction shall enter an order appointing, without consent by the Buyer or any Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Buyer or any Subsidiary, or if any such petition shall be filed against the Buyer of any Subsidiary and such petition shall not be dismissed within thirty (30) days; or,

g)    if a final judgment which, with other outstanding final judgments against the Buyer and the Subsidiaries, exceeds fifty thousand dollars ($50,000.00) shall be entered against the Buyer or any Subsidiary and if, within sixty (60) days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or if, within sixty (60) days after the expiration of any such stay, such judgment shall not have been discharged.

6.   Remedies on Default.

a)   Upon the occurrence of any Event of Default, the Seller may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding either for specific performance of any covenant, provision or condition contained in this Agreement, or in aid of the exercise of any power granted in this Agreement, and (unless there shall have occurred an Event of Default under Section 6(d) or 6(e), in which case the unpaid balance due hereunder shall automatically become due andnasjahla) may at its sole option and with no further notice to the Buyer declare all or any part of the unpaid principal amount of the Agreement then outstanding to be forthwith due and payable, and thereupon such unpaid principal amount or part thereof, together with interest accrued thereon and all other sums, if any, payable under this Agreement shall become so due and payable without presentation, presentment, protest or further demand or notice of any kind, all of which are hereby expressly waived, and the Seller may proceed to enforce payment of such amount or part thereof in such manner as Seller may elect.

b) Annulment of Defaults. An Event of Default shall not be deemed to be in existence or to have occurred for any purpose of this Agreement until the expiration of any and all grace periods under this Agreement or if the Seller shall have waived such event in writing or stated in writing that such event has been cured to its reasonable satisfaction. No waiver or statement of satisfactory cure pursuant to this Section 7(b) shall extend to or affect any subsequent or other Event of Default not specifically identified in such waiver or statement of satisfactory cure or impair any other rights of the Seller herein

7.   Transfer Agent,

a)    Until such time as the Purchase Price secured by this Agreement is fully satisfied, and the terms and conditions of Section 3(e) herein are fully performed, Buyer agrees that Pacific Stock Transfer, LLC (the "Transfer Agent") shall act as the Company's sole transfer agency, and Transfer Agent shall have full power and authority to act on behalf of the Company in connection with the issuance, transfer, exchange and replacement of all of the Company's stock certificates.

8.   Collections. Should the indebtedness represented by this Agreement or any part thereof be collected at law or in equity, or in bankruptcy, receivership or any other court proceedings (whether at the trial or appellate level), or should any amount due under this Agreement be placed in the hands of attorneys for collection upon default, Buyer agrees to pay, in addition to the principal, premium and interest due and payable hereon, all costs of collection, including reasonable attorney's fees and expenses.

9.   Representations and Warranties of Seller. Seller hereby represents and warrants, for a period of twelve (12) months from the Effective Date, to Buyer that the statements in the following paragraphs of this Section 11 are all true and complete as of the date hereof:

a)   Title to Stock. Seller is the record and beneficial owner and has sole managerial and dispositive authority with respect to the Stock and has not granted any person a proxy that has not expired or been validly withdrawn. The sale and delivery of the Stock to Buyer pursuant to this Agreement will vest in Buyer the legal and valid title to the Stock, free and clear of all liens, security interests, adverse claims or other encumbrances of any character whatsoever ("Encumbrances") (other than Encumbrances created by Buyer and restrictions on resales of the Stock under applicable securities laws).

b)   Liabilities of the Company. Seller makes no representation as to the existence or non-existence of liabilities of the Company except as explicitly stated in this Agreement. Buyer is solely responsible for conducting its own due diligence with respect to the Company and its liabilities and for gathering enough information upon which to base an investment decision in the Stock Buyer acknowledges that:

(i)           Seller has made no representations with respect to the Company or its status except as explicitly stated in this Agreement; and,

(ii)           the Company is being sold "as is".

c)    Full Power and Authority. Seller represents that it has full power and authority to enter into this Agreement.

10.           Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller that the statements in the following paragraphs of this Section 12 are all true and complete as of the date hereof:

a)    Affidavit of Source of Funds. Prior to each transfer to seller or each deposit into escrow, Buyer shall execute an Affidavit of Source of Funds, to the satisfaction of Seller, which attests that the funds to be transferred are not the proceeds of nor are intended for or being transferred in the furtherance of any illegal activity or activity prohibited by federal or state laws. Such activity may include, but is not limited to: tax evasion; financial misconduct; environmental crimes; activity involving drugs and other controlled substances; counterfeiting; espionage; kidnapping; smuggling; copyright infringement; entry of goods into the United States by means of false statements; terrorism; terrorist financing or other material support of terrorists or terrorism; arms dealing; bank fraud; wire fraud; mail fraud; concealment of assets or any effort by conspiracy or otherwise to defeat, defraud or otherwise evade, any party or the Court in a bankruptcy proceeding, a receiver, a custodian, a trustee, a marshal, or any other officer of the court or government or regulatory official; bribery or any violation of the Foreign Corrupt Practices Act; trading with enemies of the United States; forgery; or fraud of any kind. Buyer further warrants that all transfers of monies will be in accordance with the Money Laundering Control Act of 1986 as amended.

b)   Exempt Transaction. Buyer understands that the offering and sale of the Stock is intended to be exempt from registration under the Securities Act of 1933, as amended (the "Act") and exempt from registration or qualification under any state law.

c)   Full Power and Authority. Buyer represents that it has full power and authority to enter into this Agreement.

d)   Stock. The Stock to be purchased by Buyer hereunder will be acquired for investment for Buyer's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof and Buyer has no present intention of selling, granting any participation in, or otherwise distributing the same.

e)   Information Concerning the Company. Buyer has conducted its own due diligence with respect to the Company and its liabilities and believes it has enough information upon which to base an investment decision in the Stock. Buyer acknowledges that Seller has made no representations with respect to the Company, its status, or the existence or non-existence of liabilities in the Company except as explicitly stated in this Agreement Buyer is taking the Company "as is" and acknowledges and assumes all liabilities of the Company.

f)   Investment Experience. The Buyer understands that purchase of the Stock involves substantial risk. The Buyer;

(i)           has experience as a purchaser in securities of companies in the development stage and acknowledges that he can bear the economic risk of Buyer's investment in the Stock; and,

(ii)           has such knowledge and experience in financial, tax, and business matters so as to enable Buyer to evaluate the merits and risks of an investment in the Stock, to protect Buyer's own interests in connection with the investment and to make an informed investment decision with respect thereto.

g)   No Oral Representations. No oral or written representations have been made other than or in addition to those stated in this Agreement. Buyer is not relying on any oral statements made by Seller, Seller's representatives, employee's or affiliates in purchasing the Stock.

h)   Restricted Securities. Buyer understands that the Stock is characterized as "restricted securities" under the Act inasmuch as they were acquired from the Company in a transaction not involving a public offering.

i)    Opinion Necessary. Buyer acknowledges that if any transfer of the Stock is proposed to be made in reliance upon an exemption under the Act, the Company may require an opinion of counsel satisfactory to the Company that such transfer may be made pursuant to an applicable exemption under the Act. Buyer acknowledges that a restrictive legend appears on the Stock and must remain on the Stock until such time as it may be removed under the Act.

j) Shareholder Value, Buyer represents that Buyer intends to implement a business plan designed to return value to the shareholders of the Company.

k)   Compliance. Buyer shall comply with all applicable securities laws, rules and regulations regarding this Agreement, the Vend-in of I.P. and all related transactions, including but not limited to filing any forms required by the U.S. Securities and Exchange Commission.

11.   Covenant Not to Sue; Indemnification.

a)   In consideration of this Agreement and the consideration to Buyer and Company granted herein, Buyer and Company covenant and agree, for themselves and for their agents, employees, legal representatives, heirs, executors or assigns (the "Buyer Covenantors"), to refrain from making, directly or indirectly, any claim or demand, or to commence, facilitate commencement or cause to be prosecuted any action in law or equity against Seller, its members, officers, directors, agents, employees, attorneys, accountants, consultants subsidiaries, successors, affiliates and assigns (selectively the "Seller Covenantees"), on account of any damages, real or imagined, known or unknown, which Buyer Covenantors ever had, has or which may hereafter arise with respect to any and all disputes, differences, controversies or claims arising out of or relating to this Agreement and the transactions contemplated hereby, including but not limited to any question regarding the existence, content, validity or termination of this Agreement. The terms and conditions of this Section 13(a) shall be a complete defense to any action or proceeding that may be brought or instituted by Buyer Covenantors against the Seller Covenantees, and shall forever be a complete bar to the commencement or prosecution of any action or proceeding with regard to this Agreement by Buyer Covenantors against the Seller Covenantees.

b)   Indemnification. Buyer Covenantors shall indemnify and hold harmless the Seller Covenantees from and against any and all losses, damages, expenses and liabilities (collectively "Liabilities") or actions, investigations, inquiries, arbitrations, claims or other proceedings in respect thereof, including enforcement of this Agreement (collectively "Actions") (Liabilities and Actions are herein collectively referred to as "Losses"). Losses include, but are not limited to all reasonable legal fees, court costs and other expenses incurred in connection with investigating, preparing, defending, paying, settling or compromising any suit in law or equity arising out of this Agreement or for any breach of this Agreement notwithstanding the absence of a final determination as to a Buyer's obligation to reimburse any of Seller Covenantees for such Losses and the possibility that such payments might later be held to have been improper.

12.   Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, U.S.A. without giving effect to any other choice or conflict of law provision that would cause the application of the laws of any other jurisdiction other than the Commonwealth of Virginia.

13.   Vend-in of I.P. and Exchange of Stock. Buyer shall as soon as practicable, and in no case later than one hundred & twenty (120) days from the Closing, effect a Vend-in of I.P. (the "Vend-in of I.P."). Upon Vend-in of I.P., the Company shall succeed to and shall possess all the assets, properties, rights, privileges, powers, franchises, immunities and purposes, and be subject to all the debts, liabilities, obligations, restrictions and duties of the Sub.

14.   Term / Survival. The terms of this Agreement shall be effective as of the Effective Date, and continue until such time as the payment of the Purchase Price and all other amounts due hereunder are fully satisfied, however; the terms, conditions, and obligations of Sections 9, 13, 14 and 27 hereof shall survive the termination of this Agreement.

15.   Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, except that Buyer may not assign or transfer any of its rights or obligations under this Agreement.

16   Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. A telefaxed copy of this Agreement shall be deemed an original.

17.   Headings. The headings used in this Agreement are for convenience of reference only and shall not be deemed to limit, characterize or in any way affect the interpretation of any provision of this Agreement.

18.   Costs, Expenses. Each party hereto shall bear its own costs in connection with the preparation, execution and delivery of this Agreement.

19.   Modifications and Waivers. No change, modification or waiver of any provision of this Agreement shall be valid or binding unless it is in writing, dated subsequent to the Effective Date of this Agreement, and signed by both the Buyer and Seller. No waiver of any breach, term, condition or remedy of this Agreement by any party shall constitute a subsequent waiver of the same or any other breach, term, condition or remedy. All remedies, either under this agreement, by law, or otherwise afforded the Buyer shall be cumulative and not alternative.

20.   Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

21.   Termination. Buyer or Seller may, upon written notice to the other party, terminate this Agreement upon their own discretion prior to any funds being released from escrow. Upon the release of any funds from escrow, this termination clause is null and void.

22.   Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

23.   Further Assurances. From and after the date of this Agreement, upon the request of the Buyer or Seller, Buyer and Seller shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

24.   Notices. All notices or other communications required or permitted by this Agreement shall be in writing and shall be deemed to have been duly received:

a)   if given by telecopier, when transmitted and the appropriate telephonic confirmation received if transmitted on a business day and during normal business hours of the recipient, and otherwise on the next business day following transmission,

b)   if given by certified or registered mail, return receipt requested, postage prepaid, three business days after being deposited in the U.S. mails and

c)   if given by courier or other means, when received or personally delivered, and, in any such case, addressed as indicated herein, or to such other addresses as may be specified by any such Person to the other Person pursuant to notice given by such Person in accordance with the provisions of this Section 26.

25.   Insider Trading. Seller and Buyer hereby certify that they have not themselves, nor through any third parties, purchased nor caused to be purchased in the public marketplace any publicly traded shares of the Company. Seller and Buyer further certify they have not communicated the nature of the transactions contemplated by the Agreement, are not aware of any disclosure of non public information concerning said transactions, and are not a party to any insider trading of Company shares.

26.   Binding Arbitration. In the event of any dispute, claim, question, or disagreement arising from or relating to this agreement or the breach thereof the Parties hereto shall use their best efforts to settle the dispute, claim question, or disagreement. To this effect, they shall consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to both parties. If they do not reach such a solution within a period of sixty (60) days, then, upon notice by either party to the other, all disputes, claims, questions, or disagreements shall be settled by arbitration administered by the American Arbitration Association in accordance;, with its Commercial Arbitration Rules including the Optional Rules for Emergency Measures of Protection, and judgment on any award rendered by the arbitrators) may be entered in any court having jurisdiction thereof

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In Witness Whereof, the Parties hereto have executed this Agreement as of the last date written below.

      SELLER                      BUYER

EXHIBIT 1

THIS AGREEMENT (the "Agreement") is made the 15th day of December 2008.

Between:

(1)   David Bvchkov, founder and inventor of the BT2 technology, an individual whose address is at 7432 Emerald Drive, Manassas Virginia (hereinafter called "the Licensor") of the first part;

And

(2)   BT2 International, Inc., a company incorporated in Nevada whose registered office is at Suite 2067, 1117 Desert Lane, Las Vegas NV 89102-0000 (hereinafter called "the Licensee") of the second part.

WHEREAS:

A.    The Licensor and Licensee have completed and signed a Technology License Agreement on the 8th day of June 2008.

B.    The License requires certain conditions and/or events to be met by various dates.

C.   After working together on the project, the Licensor and Licensee have mutually  found these conditions and/or events and dates need to be amended.

D.   The License granted to the Licensee, is an exclusive, transferable and non- revocable right and licence to the Technology within the Territory, subject to the terms and conditions set forth therein.

E.   The Licensee has now purchased a new Delaware corporation (Clopton House  Corp. to be renamed Exmovere, Inc,) that is prepared to become a public company, and both parties wish to transfer certain rights and obligations from the License Agreement to this new Delaware corporation.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the receipt and sufficiency are acknowledged, the parties hereby agree as follows:

All terms and conditions of the original Technology License Agreement (copy attached) shall be transferred, with the following amendments/exceptions:

Article 1       Definitions

       "Field of Use" shall be amended by adding:
       " - except for use in the field of diabetes. Rights for such use in the field of diabetes shall remain with BT2 International Inc."

Article 3        Fees and Grant of Equity

This section will be deleted and replaced with the following:

Exmovere Inc. shall adopt a Royalty Policy similar to that described in Schedule 2 of the Technology License Agreement. However, Exmovere's policy shall require the Company to allocate 5% of Category 1 revenues (BT2 sales or other product sales) and 10% of Category 2 revenues (Monthly monitoring revenue & revenue from the sale of services).

Such royalty shall be placed into a Royalty Pool. Payments from this royalty pool shall be made on a quarterly basis, within 15 days after the end of the quarter, as follows:

20 % of the pool shall be paid to BT2 International Inc. 80% of the pool shall be paid to Exmocare LLC, et al

In the event a financing is obtained that requires dilution of the payments from this royalty pool, the parties shall dilute on a pro rata basis.

Schedule 2    Directors' Resolution - Royalty Policy

Deleted and replaced with the above.

Schedule 3    Milestones and Grant of Equity

Deleted and replaced with the following:

Exmovere Inc. shall issue 15,003,000 common shares for the transferred license rights.

Such common shares shall be issued as follows:

BT2 International Inc.                                               2,910,000 shares
Exmocare, et al                                                          11,640,000 shares
Belmont Partners Inc                                                    453,000 shares

IN WITNESS WHEREOF this Agreement has been executed as of the day and year set out below.

For and on behalf of:

BT2 International, Inc.

EXHIBIT 2
UNANIMOUS WRITTEN CONSENT
OF THE BOARD OF DIRECTORS
IN LIEU OF A SPECIAL MEETING

In lieu of a Special Meeting of the Board of Directors of Clopton House Corporation a corporation organized in the State of Delaware (the "Company"), the undersigned, being all of the Directors of the Company, take the following actions by unanimous written consent; said actions to have the same force and effect as if adopted at a meeting of the Board of Directors duly called and held:

WHEREAS, the Company has determined that it is in the best interests of the Company to enter into an agreement with Belmont Partners, LLC ('Ttelmont") dated January 2009 (the "Agreement") requiring the Company to provide Belmont a three percent (3%) common stock shares position in the Company (the "Position"). The Position shall be based on the capital structure of the Company after Vend-in of I.P. (taking into account any and all shares issued relating to the Vend-in of I.P, initial contracts, and initial acquisition of any assets), post reverse stock split (if any), post initial financing, and after any other initial issuance of stock (including issuance to the Company's directors and/or officers (collectively the "Vend-in of I.P.");

WHEREAS, the Company has entered into the Agreement with Belmont;

WHEREAS, the Company has received fiill and adequate consideration from Belmont for the Position;

WHEREAS, it is in the best interests of the Company to issue such shares of the Company's common stock to Belmont as necessary to provide Belmont the Position according to the terms of the Agreement;

WHEREAS, all shares transferred to Belmont hereby shall be deemed to have a valuation of par value;

NOW, THEREFORE, IT IS HEREBY RESOLVED AS FOLLOWS:

(a)   it is in the best interests of the Company to undertake the transactions contemplated hereby; and

(b)   the transactions are hereby approved, ratified and confirmed; and

(c)   in accordance with the Shareholder Consent dated January 28/09 the Company will issue shares of the Company's common stock to Belmont necessary to provide Belmont the Position according to the terms of the Agreement; and

(d)   any transfer agent acting for or on behalf of the Company or a Surviving Company (a "Transfer Agent") shall be entitled to rely upon these resolutions to execute the issuance of the Position as aforesaid; and

(e)   certificate(s) evidencing the Position shall be issued and delivered to Belmont Partners, LLC immediately following the actions anticipated by the Vend-in of I.P., but in no case later than the eleventh (11th) month anniversary of the Effective Date of the Stock Purchase Agreement, in the event that all actions contemplated by the Vend-in of I.P. have not been completed by the eleventh month anniversary of the Effective Date of the Stock Purchase Agreement, Belmont Partners, LLC shall be issued shares comprising the Position on that date and shall be issued additional shares as necessary following any reverse stock split, share issuances relating to the Vend-in of I.P. and initial contracts, initial acquisition of any assets, initial financing, and after any other initial issuance of stock; and

(f)            the effective date of all shares transferred pursuant to this Board Resolution shall be the Effective Date of the Stock Purchase Agreement and shall be memorialized on the face of the certificates evidencing such shares. Company shall accept as valid any legal opinion of Belmont Partners, LLC's counsel regarding the removal of restrictions from all shares hereby issued, and any transfer agent acting on behalf of the Company shall be entitled to rely upon these resolutions to remove such restrictions from such shares; and

(g)   the Company agrees to indemnify and hold harmless the Transfer Agent from and against any and all claims, liabilities, losses, damages and expenses, including fees and expenses of counsel, accountants and other advisors (collectively, "Losses"), related thereto or arising out of or in connection therewith the issuance of the Position; and

(h)   the Company gives the Transfer Agent authorization to deliver said shares as specified herein to Belmont Partners, LLC at 360 Main Street, Washington, Virginia 22747 via Federal Express or Hand Dehvery; and

(i)    the value of all shares hereby transferred shall be par value.

Each Director, by signing this Unanimous Written Consent of the Board of Directors in Lieu of a Special Meeting, waives notice of the time, place and purpose of a special Board of Directors' meeting and agrees to the transaction of the business set forth in this unanimous written consent in lieu of such meeting.

IN WITNESS WHEREOF, we have each signed this Unanimous Written Consent of the Board of Directors in Lieu of a Special Meeting, which may be signed in one or more counterparts, each of which, when taken together, shall constitute one and the same instrument, effective as of the date executed below.

Date: January 28, 2009

EXHIBIT 3

IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

TO:    Pacific Stock Transfer
          500 East Warm Springs Road, Suite 240, Las Vegas, NV 89119

Re:     Clopton House Corporation

Ladies and Gentlemen:

Reference is made to that certain Common Stock Purchase Agreement between Clopton House Corporation (the "Company"), Belmont Partners, LLC ("Belmont") and BT2 International, Inc. (the "Buyer"), dated January, 28 2009 pursuant to which the Company shall issue to Belmont a number of shares of the common stock of the Company equal to three percent (3%) of the Company capital stock (the "Position"). This letter shall serve as the Company's irrevocable authorization and direction to Pacific Stock Transfer, and to any subsequent Transfer Agent of the Company , (collectively the "Transfer Agent") to issue shares of the common stock of the Company to Belmont as set forth below, and no subsequent direction, order, resolution or other order or request of the Company shall be effective to rescind, modify, nullify, or otherwise cancel these instructions, the attached resolutions, or the shares issued hereby.

Specifically, the Transfer Agent is hereby instructed to issue three percent (3%) of the Company's capital to Belmont based on the capital structure of the Company after Vend-in of I.P. (taking into account any and all shares issued relating to the Vend-in of I.P., initial contracts, and initial acquisition of any assets), post reverse stock split (if any), post initial financing, and after any other initial issuance of stock (including issuance to the Company's directors and/or officers (collectively, the "Actions").

The Transfer Agent shall deliver certificate(s) evidencing the shares in the Position to Belmont Partners, LLC, at the address indicated below immediately following the Actions, but in no case later than the eleventh month anniversary of the Effective Date of the Stock Purchase Agreement, In the event that all Actions have not been completed by the Effective Date of the Stock Purchase Agreement, the Transfer Agent shall transfer to Belmont certificate(s) evidencing the shares comprising the Position on the eleventh month anniversary of the Effective Date of the Stock Purchase Agreement, and shall further issue additional shares to Belmont as necessary following completion of the Actions.

The shares comprising the Position shall be newly issued restricted common shares of the Company, and the Effective date of all shares in the Position shall be the Effective Date of the Stock Purchase Agreement regardless of the date on which the certificate(s) evidencing such shares are issued, and such effective date shall be evidenced on the face of such certificate(s).

The Company hereby confirms to the Transfer Agent and Belmont that the shares comprising the Position shall not be subject to any stop-transfer restrictions and shall otherwise be freely transferable on the books and records of the Company, and that if the shares comprising the Position are not registered for sale under the Securities Act of 1933, as amended, then the certificates evidencing such shares shall bear the requisite restrictive legend. The Transfer Agent is hereby instructed to accept as valid any opinion of Belmont's counsel regarding removal of any restriction from the shares comprising the Position, and upon receipt of such opinion of counsel the Transfer Agent shall promptly remove such legend.

The Company hereby represents, acknowledges and agrees that: (i) Belmont has relied upon the representations and covenants made by the Company hereunder as a material inducement to Belmont entering into the Common Stock Purchase Agreement; (ii) that without such representations and covenants Belmont would not enter into the Common Stock Purchase Agreement; (iii) in the event of any breach or threatened breach of any provision hereof, Belmont would be irreparably damaged and damages at law would be an inadequate remedy if these Irrevocable Transfer Agent Instructions were not specifically enforced. Therefore, in the event of a breach or threatened breach of the representations and covenants, hereunder, or a breach or threatened breach of the Transfer Agent's duties and obligations herein defined, Belmont shall be entitled in addition to all other rights and remedies, to an injunction restraining such breach, without being required to show any actual damages or to post any bond or other security, and/or to a decree of specific performance of the provisions of these Irrevocable Transfer Agent Instructions.

Delivery of the certificate(s) evidencing the Position shall be delivered to Belmont by Federal Express to Belmont Partners, LLC, 360 Main Street, Washington, Virginia 22747, or to such other address as specified in writing by Belmont.

IN WITNESS WHEREOF, the Parties have caused this agreement and letter of Irrevocable Transfer Agent Instructions to be duly executed and delivered as of the date first written above.

EXHIBIT 4
WRITTEN SHAREHOLDERS CONSENT
IN LDZU OF A SPECIAL MEETING

In lieu of a Special Meeting of the Shareholders of Clopton House Corporation, a corporation organized in the State of Delaware (the "Company"), the undersigned, being the majority shareholder(s) of the Company, take the following actions by unanimous written consent; said actions to have the same force and effect as if adopted at a meeting of the majority shareholders duly called and held:

WHEREAS, the Shareholder(s) wish to approve the issuance of a three percent (3%) common stock share position issued to Belmont Partners, LLC based upon the capital structure of the Company after Vend-in of I.P. (taking into account any and all shares issued relating to the Vend-in of I.P, initial contracts, and initial acquisition of any assets), post reverse stock split (if any), post initial financing, and after any other initial issuance of stock (including issuance to the Company's directors and/or officers).

NOW, THEREFORE, IT IS HEREBY RESOLVED AS FOLLOWS:

(a)   the transactions contemplated above are hereby approved, ratified and confirmed;

(b)   the Shareholder(s) approve the issuance of a three percent (3%) common stock share position to Belmont Partners, LLC based upon the capital structure of the Company after Vend-in of I.P. (taking into account any and all shares issued relating to the Vend-in of I.P., initial contracts, and initial acquisition of any assets), post reverse stock split (if any), post initial financing, and after any other initial issuance of stock (including issuance to the Company's directors and/or officers).

Each Shareholder, by signing this Written Consent of the Shareholders in Lieu of a Special Meeting, waives notice of the time, place and purpose of a special Majority Shareholders meeting and agrees to the transaction of the business set forth in this unanimous written consent in lieu of such meeting.

IN WITNESS WHEREOF, we have each signed this written consent Shareholders in Lieu of a Special Meeting, which may be signed in one or more counterparts, each of which, when taken together, shall constitute one and the same instrument, effective as of the date executed below.

EXHIBIT 5
UNANIMOUS WRITTEN CONSENT
OF THE BOARD OF DIRECTORS
IN LIEU OF A SPECIAL MEETING

In lieu of a Special Meeting of the Board of Directors of Clopton House Corporation, a corporation organized in the State of Delaware (the "Company"), the undersigned, being all of the Directors of the Company, take the following actions by unanimous written consent; said actions to have the same force and effect as if adopted at a meeting of the Board of Directors duly called and held:

WHEREAS, the Company has determined that it is in the best interests of the Company to transfer one hundred percent (100%) of the Company's capital stock to BT2 International, Inc..

NOW, THEREFORE, IT IS HEREBY RESOLVED AS FOLLOWS:

(a)   it is in the best interests of the Company to undertake the transaction contemplated hereby; and,

(b)   the transactions are hereby approved, ratified and cwrrfirmed; and,

(c)   any transfer agent acting for or on behalf of the Company or a Surviving Company (a "Transfer Agent") shall be entitled to rely upon these resolutions to execute the issuance of the shares as aforesaid; and,

(d)   the effective date of all Shares transferred pursuant to this Board Resolution shall be the Effective Date of the Stock Purchase Agreement and shall be memorialized on the face of the certificates evidencing such shares; and,

(e)   the Company agrees to indemnify and hold harmless the Transfer Agent from and against any and all claims, liabilities, losses, damages and expenses, including fees and expenses of counsel, accountants and other advisors (collectively, "Losses"), related thereto or arising out of or in connection therewith the issuance of shares; and,

(f)   the value of all shares hereby transferred shall be par value.

Each Director, by signing this Unanimous Written Consent of the Board of Directors in Lieu of a Special Meeting, waives notice of the time, place and purpose of a special Board of Directors' meeting and agrees to the transaction of the business set forth h\ this unanimous written consent in lieu of such meeting.

IN WITNESS WHEREOF, we have each signed this Unanimous Written Consent of the Board of Directors in Lieu of a Special Meeting, which may be signed in one or more counterparts, each of which, when taken together, shall constitute one and the same instrument, effective as of the date executed below.

EXHIBIT 6
WRITTEN SHAREHOLDERS CONSENT
IN LIEU OF A SPECIAL MEETING

In lieu of a Special Meeting of the Shareholders of Clopton House Corporation, a corporation organized in the State of Delaware (the "Company"), the undersigned, being the majority shareholders) of the Company, take the following actions by unanimous written consent; said actions to have the same force and effect as if adopted at a meeting of the majority shareholders duly called and held:

WHEREAS, the Shareholder(s) wish to approve the transfer of one hundred percent (100%) of the Company's capital stock to BT2 International, Inc..

NOW, THEREFORE, IT IS HEREBY RESOLVED AS FOLLOWS:

(a)   the transactions contemplated above are hereby approved, ratified and confirmed; and,

(b)   the Shareholder(s) approve the transfer of one hundred percent (100%) of the Company's capital stock to BT2 International, Inc..

Each Shareholder, by signing this Written Consent of the Shareholders in Lieu of a Special Meeting, waives notice of the time, place and purpose of a special Majority Shareholders meeting and agrees to the transaction of the business set forth in this unanimous written consent in lieu of such meeting.

IN WITNESS WHEREOF, we have each signed this written Consent Shareholders in Lieu of a Special Meeting, which may be signed in one or more counterparts, each of which, when taken together, shall constitute one and the same instrument, effective as of the date executed below.

EXHIBIT 7
UNANIMOUS WRITTEN CONSENT
OF THE BOARD OF DHtECTORS
IN LIEU OF A SPECIAL MEETING

In lieu of a Special Meeting of the Board of Directors of Clopton House Corporation, a corporation organized in the State of Delaware (the "Company"), the undersigned, being all of the Directors of the Company, take the following actions by unanimous written consent; said actions to have the same force and effect as if adopted at a meeting of the Board of Directors duly called and held;

WHEREAS, the Board wishes to appoint David Bycbkov as the sole Director and President of the Company; and,

WHEREAS, the Board wishes to accept the resignation of Joseph Meuse as the sole Director and President of the Company.

NOW, THEREFORE, IT IS HEREBY RESOLVED AS FOLLOWS:

(a)            it is in the best interests of the Company to undertake the transactions contemplated hereby; and,

(b)    the transactions are hereby approved, ratified and confirmed; and,

(c)    the Company appoints David Bychkov as a Director and the President; and,

(d)   the Company appoints Cheyenne Crow, Joseph Meuse and Robert Doornick as Directors of the Company; and

(e)   the Company appoints Delbert Blewitt as the Secretary of the Company and as a Director of the Company; and

(f)    the Company accepts the resignation of Joseph Meuse as President and Secretary of the Company.

Each Director, by signing this Unanimous Written Consent of the Board of Directors in Lieu of a Special Meeting, waives notice of the time, place and purpose of a special Board of Directors' meeting and agrees to the transaction of the business set forth in this unanimous written consent in lieu of such meeting.

IN WITNESS WHEREOF, we have each signed this UnanimousyWritten Consent of the Board of Directors in Lieu of a Special Meeting which may be signed in one or more counterparts, each of which, when taken together, shall constitute one and the same instrument, effective as of the date executed below.

EXHIBIT 8
WRITTEN SHAREHOLDERS CONSENT
IN LIEU OF A SPECIAL MEETING

In lieu of a Special Meeting of the Shareholders of Clopton House Corporation, a corporation organized in the State of Delaware (the "Company"), the undersigned, being the majority shareholder(s) of the Company, take the following actions by unanimous written consent; said actions to have the same force and effect as if adopted at a meeting of the majority shareholders duly called and held:

WHEREAS, the Shareholder(s) wish to nominate of David Bychkov as the sole Director, President and Secretary of the Company; and,

WHEREAS, the Shareholder(s) wish to accept the resignation of Joseph Meuse as the sole Director, President and Secretary of the Company.

NOW, THEREFORE, IT IS HEREBY RESOLVED AS FOLLOWS:

(a)   the transactions contemplated above are hereby approved, ratified and confirmed; and

(b)   the Shareholder(s) approve the nomination of David Bychkov as a Director and the President and,

(c)    the Shareholder(s) accept the resignation of Joseph Meuse as the President and Secretary of the Company; and

(d)   appoints Cheyenne Crow, Joseph Meuse and Robert Doornick as Directors of the Company; and

(e)    the Shareholder(s) approve the nomination of Delbert Blewett as a Director and as the Secretary of the Corporation.

Each Shareholder, by signing this Written Consent of the Shareholders in Lieu of a Special Meeting, waives notice of the time, place and purpose of a special Majority Shareholders meeting and agrees to the transaction of the business set forth in this unanimous written consent in lieu of such meeting.

IN WITNESS WHEREOF, we have each signed this written consent of the Shareholders in Lieu of a Special Meeting, which may be signed in one or more counterparts, each of which, when taken together, shall constitute one and the same instrument effective as of the date executed below.